As filed with the Securities and Exchange Commission
                            on May 12, 1997

                                          Registration No.
======================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                              ___________

                               Form S-8
                        Registration Statement

                                 Under
                      The Securities Act of 1933


                        Excel Industries, Inc.
        (Exact name of Registrant as specified in its charter)



                   Indiana                          35-1551685
    (State of Incorporation)             (IRS Employer Identification No.)



             1120 N. Main Street                       46514
              Elkhart, Indiana
  (Address of Principal Executive Offices)          (Zip Code)



                        Excel Industries, Inc.
                     1997 Long-Term Incentive Plan
                       (Full title of the plan)


                      James O. Futterknecht, Jr.
           Chairman of the Board and Chief Executive Officer
                        Excel Industries, Inc.
                          1120 N. Main Street
                      Elkhart, Indiana 46515-3118
                (Name and address of agent for service)


                            (219) 264-2131
     (Telephone number, including area code, of agent for service)

                              Copies to:

                        Philip L. McCool, Esq.
                         Sommer & Barnard, PC
                          4000 Bank One Tower
                         Indianapolis, Indiana
                                 46204
                            (317) 630-4000

                         ____________________


                      CALCULATION OF REGISTRATION FEE

       Title of                        Proposed        Proposed
      each class         Amount        maximum         maximum    Amount of
     of securities        to be      offering price  aggregate  registration
   to be registered     registered   per share (1)    offering       fee
  ------------------   -----------  --------------   -----------------------
Common Shares,
No par value ......      500,000         $17.19       $8,593,750  $2,604.16

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Shares reported on the New York Stock Exchange on May 9, 1997.

============================================================================

                             Part II
        Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

     The documents listed below, and all documents filed by registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 28, 1996, filed with the Commission on March 25, 1997; and

     (b)  The Registrant's Registration Statement on Form 8-A
          Registration No. 1-8486 filed with the Commission on January 9, 1996, and Amendment No.1 on Form 8-A filed
          January 22, 1996.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interest of Named Experts and Counsel.

     The validity of the issuance of the Common Shares registered hereby will be passed upon for the Registrant by Sommer &
Barnard, PC, Indianapolis, Indiana, counsel for the Registrant. James K. Sommer, a director of the Registrant is a member of Sommer & Barnard. Mr. Sommer owns 4,501 Common Shares of the Registrant. Mr. Sommer also holds options to acquire 3,000 Common Shares of the Registrant.

Item 6.   Indemnification of Directors and Officers.

     Chapter 37 of the Indiana Business Corporation law, as amended (the "Act") grants to each Indiana corporation broad powers to indemnify directors, officers, employees or agents against expenses incurred in certain proceedings if the conduct in question was found to be in good faith and was reasonably believed to be in the corporation's best interest. This statute provides, however, that this indemnification should not be deemed exclusive of any other indemnification rights provided by the articles of incorporation, by-laws, resolution or other authorization adopted by a majority vote of the voting shares then issued and outstanding. Section
7.02 of the Code of By-Laws of the Registrant reads as follows:

     Clause 7.021. Definitions. Terms defined in Chapter 37 of the Indiana Business Corporation Law (Ind. Code Section 23-1-37, et seq.) which are used in this Article 7 shall have the same definitions for purposes of this Article 7 as they have in such chapter of the Indiana Business Corporation Law.

     Clause 7.022. Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by the Corporation if it is ultimately determined that the director or officer is not entitled to indemnification by the Corporation.

     Clause 7.023. Other Employees or Agents of the Corporation. The Corporation may, in the discretion of the Board of Directors, fully or partially provide the same rights of indemnification and reimbursement as hereinabove provided for directors and officers of the Corporation to other individuals who are or were employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit.

     Clause 7.024. Non-exclusive Provision. The indemnification authorized under Section 7.02 above is in addition to all rights to indemnification granted by Chapter 37 of the Indiana Business Corporation Law (Ind. Code Section 23-1-37, et. seq.) and in no way limits the indemnification provisions of such Chapter.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

          Exhibit
          Number              Description
          -------             -----------

            4            Excel Industries, Inc. 1997 Long-Term
                         Incentive Plan

            5 Opinion re: Legality Opinion re: Legality (Since the shares are not original issuance securities, no Opinion re:
                         Legality is required)

           23            Consent of Independent Accountants

           24            Power of Attorney (Included at page II-4)

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
     (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

          (5) For the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the city of Elkhart, State of Indiana, on the 30th day of April, 1997.

                              Excel Industries, Inc.

                              By: /s/ James O. Futterknecht, Jr.
                                   ---------------------------------
                                   James O. Futterknecht, Jr.
                                 Chief Executive Officer and
                                 Chairman of the Board

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James O. Futterknecht, Jr. and Joseph A. Robinson, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution for him in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his substitute or substitutes lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                  Title                      Date
           --------------               ----------                ----------


/s/ James O. Futterknecht, Jr.  Chief Executive Officer,            4/30/97
-----------------------------   Chief Operating Officer
James O. Futterknecht, Jr.      Chairman of the Board
                                Principal Executive Officer


/s/ Joseph A. Robinson          Senior Vice-President,              4/30/97
------------------------------  Secretary, Chief Financial
Joseph A. Robinson              and Director
                                Principal Financial Officer and
                                Principal Accounting Officer


/s/ James O. Futterknecht, Jr.  Director                            4/30/97
------------------------------
James O. Futterknecht, Jr.


/s/ John G. Keane               Director                            4/30/97
------------------------------
John G. Keane


/s/ James K. Sommer             Director                            4/30/97
------------------------------
James K. Sommer


/s/ Ralph R. Whitney, Jr.       Director                            4/30/97
------------------------------
Ralph R. Whitney, Jr.


------------------------------  Director
Richard A. Place



                          INDEX TO EXHIBITS FILED
                       TO REGISTRATION STATEMENT ON
                    FORM S-8 OF EXCEL INDUSTRIES, INC.

                                                                  Sequentially
      Exhibit                                                      Numbered
        No.                     Description                          Page
      -------                   --------------                    -----------
         4   Excel Industries, Inc. 1997 Long-Term Incentive
             Plan

         5 Opinion re: Legality (Since the shares are not original issuance securities, no Opinion re:
             Legality is required)

       23    Consent of Independent Accountants

       24    Power of Attorney (Included at page II-4)



                                 Exhibit 4
           Excel Industries, Inc. 1997 Long-Term Incentive Plan





                           EXCEL INDUSTRIES, INC.
                       1997 LONG-TERM INCENTIVE PLAN


                                 ARTICLE I

                            GENERAL PROVISIONS
1.1  PURPOSE

     The purpose of this Excel Industries, Inc. 1997 Long-Term Incentive Plan ("Plan") is to provide an additional incentive compensation opportunity for certain key employees of Excel Industries, Inc. ("Excel") and its subsidiaries (jointly referred to as the "Company"). This compensation opportunity is designed to (i) ensure that the Company has a competitive compensation package to assist in the retention and recruitment of highly competent executives, (ii) recognize, motivate, and reward key employees for the development and execution of strategies and policies that result in long-term return to shareholders of the Company, and (iii) provide executives with an ownership interest in the Company and identification with the interests of shareholders.

1.2  ADMINISTRATION OF THE PLAN

     (a) Committee. The Compensation Committee appointed by the Board of Directors of Excel ("Committee") will administer the Plan. The Board may delegate responsibility for administration of the Plan to different Committees, subject to such limitations as it deems appropriate. Members of the Committee will serve for such term as the Board of Directors may determine, and may be removed by the Board at any time. If no Committee is appointed by the Board, the Board will administer the Plan. "Committee" will refer to the entity administering the Plan, whether it is the Board, a committee, or various committee.

     (b) Authority. The Committee has full discretionary authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt rules and regulations that it deems necessary, to determine each year which of those employees recommended for an Award in accordance with the Plan will be granted Performance Share Awards (defined in Article
II), to determine the number of shares subject to such Awards, and to determine the terms of each grant made under the Plan (which terms need not be identical). Decisions of the Committee made within the discretion delegated to it by the Board are final and binding on all persons.

     (c) Internal Revenue Code Section 162(m). The composition of the Committee responsible for establishing, administering, and certifying performance goals for Awards granted under the Plan will comply with Internal Revenue Code ("IRC") Section 162(m) and the regulations promulgated thereunder.

1.3  STOCK SUBJECT TO THE PLAN

     (a) Common Stock. Shares of Excel Common Stock ("Common Stock") available for issuance under the Plan will be drawn from the Excel authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased on the open market. The number of shares of Common Stock that may be issued under the Plan will not exceed 500,000, subject to adjustment in accordance with the terms of the Plan.

     (b) Adjustment. If any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the maximum number and/or class of shares issuable under the Plan, and (ii) the number and/or class of shares and price per share in effect under each outstanding Performance Share Award under the Plan. The purpose of these adjustments is to preclude the enlargement or dilution of rights and benefits under the options.

1.4  EFFECTIVE DATE AND TERM

     The Plan is effective January 2, 1997, subject to approval by the Company's shareholders. The Committee may grant Awards under the Plan at any time after the Effective Date of the Plan and before the Plan is terminated by the Board.

                                ARTICLE II

                         PERFORMANCE SHARE AWARDS

2.1  TERMS AND CONDITIONS OF PERFORMANCE SHARE AWARDS

     (a) Performance Periods. For purposes of determining Performance Award Share opportunities under the Plan, the Company's performance will be measured over a three consecutive fiscal year period ("Performance Period"). A new Performance Period will begin, and a new grant of Performance Share Awards will be made, annually on the first day of the Company's fiscal year.

     (b) Performance Share Awards. A Performance Share Award consists of the right, subject to such terms, conditions and restrictions set forth in the Award Agreement, to receive a share of Common Stock (together with cash dividend equivalents if so determined by the Committee) as the Committee determines ("Performance Share Award" or "Award"). A participant will be eligible to receive a specific number of shares of Common Stock ("Performance Shares") based on the attainment of preestablished target, minimum and maximum performance levels measured over a Performance Period (the "Performance Measures"). Performance Share Award opportunities will be established at the beginning of each Performance Period for all participants in the Plan.

     (c) Selection. Before each Performance Period, or as soon thereafter as practicable, employees of the Company will be recommended for participation in the Plan by the Chief Executive officer of the Company (the "CEO") and approved by the Committee. Participants will be selected from among those employees who are in a position to make significant contributions to the growth and long-term success of the Company, including senior officers and strategic business unit heads of the Company. The Committee will notify each Plan participant of his or her Plan participation, the Performance Share Award, and such additional provisions as the Committee deems necessary, at the beginning of each Performance Period, or as soon thereafter as practicable, by a written Award Agreement. The Committee alone will determine any Performance Share Award to be made to the CEO.

     (d) Performance Measures. Within the first 90 days of the beginning of the Performance Period (or, if shorter, within 25% of the period of service left in the Performance Period in the case of new hires or promotions), the CEO will recommend and the Committee will review and approve the Company Performance Measures that must be met to achieve the target, minimum and maximum Performance Share payouts. Initially, the Performance Measures will be based on the Company's percentile rank in three-year compound total shareholder return ("SR") relative to a specified set of peer group companies in the U.S. automotive supply industry determined by the Committee. SR is defined as the annual rate of return represented by the combination of stock price appreciation and dividend payments, with dividends assumed to be reinvested quarterly.

     The Committee will have the discretion to base Performance Share Awards on other measures including, but not limited to, the achievement of a specified closing or average closing price of Common Stock, or an absolute or percentage increase in the closing or average closing price of Common Stock. The Committee may adjust the Performance Measures during a Performance Period to reflect significant, unanticipated changes which have a material impact on the operations of the Company.

     The Committee must approve the final payout of Performance Shares, and it has the discretion to reduce or cancel any payout.

     (e) Payment of Performance Share Awards. No participant will be paid any portion of his or her Performance Share Award before the end of the applicable Performance Period. No participant will be vested in any portion of his or her Performance Share Award. Except as provided in Section 3.2, only eligible participants actively employed by the Company on the date Performance Share Awards are paid, and whose overall performance meets expectations, may receive a payout under a Performance Share Award.

     (f) Withholding. The Committee may require, or permit an Award holder to elect, that a portion of the total Fair Market Value (as defined in Section 3.1) of the Performance Shares be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the federal, state and local income and employment tax withholding obligations that arise at the time the Performance Shares become free of all restrictions under the Plan.


     (g) Shareholder Rights. A Performance Share Award holder will be eligible to receive any dividend payments made on Performance Shares that have been earned, but not yet paid, and may vote any such shares.

     (h) Transferability. Performance Shares Awards will not be assignable or transferable by the holder otherwise than by will or by the laws of descent and distribution following the Award holder's death.

2.2  CORPORATE TRANSACTIONS

     (a) Termination. In the event of the disposition of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger, reorganization, or liquidation, each Award under this Plan will terminate unless assumed or replaced with a comparable instrument pursuant to a written agreement by the successor corporation or a parent or subsidiary thereof.

     (b) Corporate Structure. The grant of Performance Share Awards under this Plan will in no way affect the right of the issuer of Common Stock to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

                                ARTICLE III

                               MISCELLANEOUS

3.1  FAIR MARKET VALUE

     Fair Market Value of a share of Common Stock on any relevant date will be determined in accordance with the following provision:

     (a) NASDAQ. If the Common Stock is not at the time listed or admitted to trading on any stock exchange, but is traded in the over-the-counter market, the Fair Market Value will be the average between the reported high price and the reported low price of one share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the national Association of Securities Dealers through its NASDAQ system or any successor system.

     (b) Stock Exchange. If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value will be the average between the reported high price and the reported low price of one share of Common Stock on the date in question on the stock exchange that is the primary market for the stock, as such prices are officially quoted on such exchange.

     (c) No Listing; No Stock Exchange. If the Common stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Committee determines that neither subparagraph (a) nor (b) above reflects Fair Market Value of the stock, then the Fair Market Value will be determined by the Committee after taking into account such factors as the Committee deems appropriate.

3.2  CHANGES OF EMPLOYMENT STATUS

     (a) New Hire, Transfer within the Company, Promotion. A newly hired employee or an employee transferred within the Company or promoted to senior officer status with the Company during the Performance Period may be granted a Performance Share Award or a pro rata portion of a Performance Share Award, in the sole discretion of the Committee.

     (b) Demotion. No payment under a Performance Share Award will be made to an employee who has been demoted during the Performance Period because of performance. If the demotion is due to an organization change, a full or a pro rata payment may be made, provided the employee otherwise qualifies for such a payment. The decision to make such a payment will be made in the sole discretion of the Committee, and payment, if any, will be made at the end of the relevant Performance Period.

     (c) Separation from Service. If a holder of a Performance Share terminates employment with the Company for any reason other than death, permanent and total disability or retirement, he or she will not be eligible to receive any payment under such Performance Share Award. In the event of death, permanent and total disability or retirement, the Performance Share Award holder may be considered for a payout under such Award. The decision to make a full payment, a pro rata payment, or no payment under such an award will be made in the sole discretion of the Committee, and payment, if any, will be made at the end of the relevant Performance Period based on the full months of employment completed by the holder before such termination. The date of termination of employment will be determined by the Committee, which determination will be final.

3.3  IMPACT ON BENEFIT PLANS

     Except as otherwise required by law, payments pursuant to Performance Share Awards will not be treated as compensation for purposes of any qualified benefit Plan maintained by the Company. Payments pursuant to Performance Share Awards will not affect the definition of a participant's compensation under any group insurance plan. If a participant has entered into an Executive Separation Agreement with the Company, a Performance Share Award payout will be included in the calculation of the Executive's average annual compensation as provided in the Executive Separation Agreement to the extent the Performance Share Award payout is included in the gross income of the participant.

3.4  INDEMNIFICATION

     The members of the Committee will not be personally liable for any action, omission, decision or determination made with respect to the Plan. The Company will indemnify and hold harmless each member of the Committee for and against any losses, judgments, expenses including without limitation, attorney or other professional fees or costs of any nature arising as a result of having served as a member of the Committee.

3.5  NO OBLIGATION

     Nothing in this Plan will be construed as a guarantee of a Performance Share Award or as an accrued right to receive a Performance Share Award or any portion of such an Award or any payment under such an Award. Nothing in this Plan will be construed as creating a contract or right of employment.

                                ARTICLE IV

                         TERMINATION OR AMENDMENT

     (a) Board. The Board may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that (i) such action may not, without the consent of the holder of a Performance Share Award, adversely affect the holder's rights and obligations with respect to an Award outstanding under the Plan; (ii) the Board may not, without the approval of the Company's shareholders (A) materially increase the number of shares of Common Stock subject to Awards under the Plan (other than adjustments required under Section 1.3(b)), (B) materially modify the eligibility requirements for Awards under the Plan, or (C) make any other change as to which shareholder approval is required by applicable law or regulatory standards.

     (b) Committee. The Committee will have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding Performance Share Award to the extent not inconsistent with the Plan.

     (c) Extraordinary Transactions. Without the consent of any participant, the CEO may, with the agreement of the Committee, modify the Plan and any Awards outstanding under the Plan to reflect extraordinary transactions or occurrences relating to the Company or any affiliate of the Company and affecting the potential for achieving existing Performance Measures (e.g. changes to the capital structure or other significant reorganization of the Company, divestiture of a subsidiary, acquisition or discontinuance of a material business or product line, or changes in accounting procedures/policies). Any such modification will be designed to prevent the dilution or enlargement of benefits under any such outstanding Awards.


                                 ARTICLE V

                                COMPLIANCE

5.1  FEDERAL AND STATE LAWS

     The Company will not be obligated to make any payout of shares of Common Stock under any Award unless, in the opinion of counsel for the Company, the issuance of such shares is in compliance with all applicable federal and state securities laws. As a condition to the grant of any Award, or to the issuance of any shares of Common Stock under any Award, the Committee may require that the Award holder agree to comply with such provisions of federal and state securities laws as may be applicable to such grant, or to the payment and receipt of shares of Common Stock pursuant to the Plan, and that the Award holder deliver to the Company a written agreement, in form and substance satisfactory to the Company and its counsel, evidencing such agreement.

5.2  INFORMATION

     The Company will furnish to each Award holder participating in the Plan a copy of the Company's Annual Report to Shareholders for the most recent fiscal year, and additional copies will be furnished, without charge, to such Award holders upon request to the Secretary of the Company.


-----------------------------------     ------------------
                                        DATE



                                 Exhibit 5
     Opinion re: Legality (Since the shares are not original issuance securities, no Opinion re: Legality is required)





                                Exhibit 23
                    Consent of Independent Accountants

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 1997 appearing on page 14 of Excel Industries, Inc.'s Annual Report on Form 10-K for the year ended December 28, 1996. We also consent to the incorporation by reference of our report on the Financial Statements Schedule, which appears on page 24 of such Annual Report on Form 10-K.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
South Bend, Indiana
May 9, 1997



                                Exhibit 24
                 Power of Attorney (Included at page II-4)